FOR IMMEDIATE RELEASE
Ciena Reports Fiscal Fourth Quarter 2016 and Year-End Financial Results

HANOVER, Md. - December 8, 2016 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal fourth quarter and year ended October 31, 2016.

For the fiscal fourth quarter 2016, Ciena reported revenue of $716.2 million as compared to $692.0 million for the fiscal fourth quarter 2015. For fiscal year 2016, Ciena reported revenue of $2.6 billion, as compared to $2.4 billion for fiscal year 2015.

On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal fourth quarter 2016 was $36.6 million, or $0.25 per diluted common share, which compares to a GAAP net loss of $13.8 million, or $0.10 per diluted common share, for the fiscal fourth quarter 2015. For fiscal year 2016, Ciena had a GAAP net income of $72.6 million, or $0.51 per diluted common share, which compares to a GAAP net income of $11.7 million or $0.10 per diluted common share for fiscal year 2015.

Ciena's adjusted (non-GAAP) net income for the fiscal fourth quarter 2016 was $69.4 million, or $0.44 per diluted common share, which compares to an adjusted (non-GAAP) net income of $67.3 million, or $0.42 per diluted common share, for the fiscal fourth quarter 2015. For fiscal year 2016, Ciena's adjusted (non-GAAP) net income was $214.6 million, or $1.38 per diluted common share, as compared to an adjusted (non-GAAP) net income of $179.0 million, or $1.31 per diluted common share for fiscal year 2015.

“Our strong fiscal 2016 results demonstrate our increasingly differentiated performance versus our competitors, marking Ciena's seventh consecutive year of growing faster than the overall market as well as steady improvement in our operating leverage, profitability and cash flow,” said Gary Smith, president and CEO, Ciena. “We believe that the combination of our leading technology, strategic investments, global scale and business diversification will enable us to continue to take market share and drive operating leverage in fiscal 2017.”

Fiscal Fourth Quarter 2016 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarterly and year over year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendices A and B.

	GAAP Results (unaudited)
	Q4	Q3	Q4	Period Change
	FY 2016	FY 2016	FY 2015	Q-T-Q*	Y-T-Y*
Revenue	$716.2	$670.6	$692.0	6.8%	3.5%
Gross margin	44.5%	46.0%	43.8%	(1.5)%	0.7%
Operating expense	$258.9	$251.5	$293.6	2.9%	(11.8)%
Operating margin	8.3%	8.5%	1.4%	(0.2)%	6.9%

	Non-GAAP Results (unaudited)
	Q4	Q3	Q4	Period Change
	FY 2016	FY 2016	FY 2015	Q-T-Q*	Y-T-Y*
Revenue	$716.2	$670.6	$692.0	6.8%	3.5%
Adj. gross margin	45.2%	46.8%	44.9%	(1.6)%	0.3%
Adj. operating expense	$232.4	$223.4	$220.5	4.0%	5.4%
Adj. operating margin	12.8%	13.5%	13.0%	(0.7)%	(0.2)%

* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q4 FY 2016		Q3 FY 2016		Q4 FY 2015
	Revenue	%	Revenue	%	Revenue	%
Networking Platforms
Converged Packet Optical	$488.0	68.1	$467.6	69.7	$484.3	70.0
Packet Networking	72.4	10.1	63.7	9.5	63.7	9.2
Optical Transport	5.8	0.8	9.6	1.4	16.7	2.4
Total Networking Platforms	566.2	79.0	540.9	80.6	564.7	81.6

Software and Software-Related Services
Software Platforms	16.3	2.3	12.6	1.9	9.6	1.4
Software-Related Services	21.3	3.0	19.0	2.8	16.7	2.4
Total Software and Software-Related Services	37.6	5.3	31.6	4.7	26.3	3.8

Global Services
Maintenance Support and Training	59.8	8.3	56.0	8.4	57.2	8.3
Installation and Deployment	38.6	5.4	31.2	4.7	33.5	4.8
Consulting and Network Design	14.0	2.0	10.9	1.6	10.3	1.5
Total Global Services	112.4	15.7	98.1	14.7	101.0	14.6

Total	$716.2	100.0	$670.6	100.0	$692.0	100.0

Additional Performance Metrics for Fiscal Fourth Quarter 2016

	Revenue by Geographic Region (unaudited)
	Q4 FY 2016		Q3 FY 2016		Q4 FY 2015
	Revenue	%	Revenue	%	Revenue	%
North America	$463.1	64.7	$438.0	65.3	$480.0	69.4
Europe, Middle East and Africa	112.5	15.7	104.3	15.6	94.0	13.6
Caribbean and Latin America	46.8	6.5	46.6	6.9	45.7	6.6
Asia Pacific	93.8	13.1	81.7	12.2	72.3	10.4
Total	$716.2	100.0	$670.6	100.0	$692.0	100.0

•	U.S. customers contributed 61% of total revenue

•	One 10%-plus customer represented a total of 18.3% of revenue

•	Cash and investments totaled $1.14 billion

•	Cash flow from operations totaled $136.7 million

•	Average days' sales outstanding (DSOs) were 72

•	Accounts receivable balance was $576.2 million

•	Inventories totaled $211.3 million, including:

◦	Raw materials: $44.6 million

◦	Work in process: $12.9 million

◦	Finished goods: $156.4 million

◦	Deferred cost of sales: $59.9 million

◦	Reserve for excess and obsolescence: $(62.5) million

•	Product inventory turns were 6.1

•	Headcount totaled 5,555

Business Outlook for Fiscal First Quarter 2017
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects financial performance for fiscal first quarter 2017 to include:

•	Revenue in the range of $615 million to $645 million

•	Adjusted (non-GAAP) gross margin in the mid-40s percentage range

•	Adjusted (non-GAAP) operating expense in the range of $220 million to $225 million

Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2016 Results
Ciena will host a discussion of its unaudited fiscal fourth quarter 2016 results with investors and financial analysts today, Thursday, December 8, 2016 at 8:30 a.m. (Eastern). The live broadcast will be available at www.ciena.com, and an archived replay will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors. Ciena will also post to the Investor Relations page a presentation that includes certain highlighted information discussed on the call and certain historical results of operations.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "Our strong fiscal 2016 results demonstrate our increasingly differentiated performance versus our competitors, marking Ciena's seventh consecutive year of growing faster than the overall market as well as steady improvement in our operating leverage, profitability and cash flow."; "We believe that the combination of our leading technology, strategic investments, global scale and business diversification will enable us to continue to take market share and drive operating leverage in fiscal 2017." "Ciena expects fiscal first quarter 2017 financial performance to include: Revenue in the range of $615 million to $645 million; Adjusted (non-GAAP) gross margin in the mid-40s percentage range; Adjusted (non-GAAP) operating expense in the range of $220 million to $225 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on September 7, 2016. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. Adjustments made in calculating Adjusted (non-GAAP) net income do not result in any incremental income tax due to the availability of Ciena's deferred tax assets which would offset any additional income. As such, the tax effect of these adjustments is not presented as a separate reconciling item. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

With respect to Ciena’s expectations under “Business Outlook for Fiscal First Quarter 2017” above, Ciena is not able to provide a quantitative reconciliation of the adjusted (non-GAAP) gross margin and adjusted (non-GAAP) operating expense guidance measures to the corresponding gross profit and gross profit percentage, and operating expense GAAP measures without unreasonable efforts. Ciena cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty.  For the same reasons, Ciena is unable to address the probable significance of the unavailable information.

About Ciena. Ciena (NYSE: CIEN) is a network strategy and technology company. We translate best-in-class technology into value through a high-touch, consultative business model - with a relentless drive to create exceptional experiences measured by outcomes. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended October 31,		Year Ended October 31,
	2016	2015	2016	2015
Revenue:
Products	$582,455	$574,281	$2,117,472	$2,002,395
Services	133,736	117,692	483,101	443,274
Total revenue	716,191	691,973	2,600,573	2,445,669
Cost of goods sold:
Products	324,663	323,090	1,176,304	1,120,373
Services	72,980	65,895	262,693	249,733
Total cost of goods sold	397,643	388,985	1,438,997	1,370,106
Gross profit	318,548	302,988	1,161,576	1,075,563
Operating expenses:
Research and development	112,448	107,859	451,794	414,201
Selling and marketing	96,853	93,003	349,731	333,836
General and administrative	32,147	33,804	132,828	123,402
Amortization of intangible assets	14,551	36,454	61,508	69,511
Acquisition and integration costs	—	22,084	4,613	25,539
Restructuring costs	2,876	366	4,933	8,626
Total operating expenses	258,875	293,570	1,005,407	975,115
Income from operations	59,673	9,418	156,169	100,448
Interest and other income (loss), net	(1,339)	(6,232)	(12,795)	(25,505)
Interest expense	(15,371)	(12,688)	(56,656)	(51,179)
Income (loss) before income taxes	42,963	(9,502)	86,718	23,764
Provision for income taxes	6,376	4,330	14,134	12,097
Net income (loss)	$36,587	$(13,832)	$72,584	$11,667

Net Income (loss) per Common Share
Basic net income (loss) per common share	$0.26	$(0.10)	$0.52	$0.10
Diluted net income (loss) per potential common share[1]	$0.25	$(0.10)	$0.51	$0.10

Weighted average basic common shares outstanding	139,741	134,097	138,312	118,416
Weighted average diluted potential common shares outstanding [2]	165,298	134,097	150,704	120,101
1. The calculation of GAAP diluted net income per common share for the fourth quarter of fiscal 2016 requires adding back interest expense of approximately $0.7 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 and approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.
The calculation of GAAP diluted net income per common share for fiscal 2016 requires adding back interest expense of approximately $4.8 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.
2. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the fourth quarter of fiscal 2016 includes 1.6 million shares underlying certain stock options and restricted stock units, 6.6 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017 and 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018.

Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for fiscal 2016 includes 1.3 million shares underlying certain stock options and restricted stock units and 11.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for fiscal 2015 includes 1.7 million shares underlying certain stock options and restricted stock units.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	October 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$777,615	$790,971
Short-term investments	275,248	135,107
Accounts receivable, net	576,235	550,792
Inventories	211,251	191,162
Prepaid expenses and other	172,843	196,178
Total current assets	2,013,192	1,864,210
Long-term investments	90,172	95,105
Equipment, building, furniture and fixtures, net	288,406	191,973
Goodwill, net	266,974	256,434
Other intangible assets, net	146,711	202,673
Other long-term assets	76,987	84,656
Total assets	$2,882,442	$2,695,051
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$235,942	$222,140
Accrued liabilities and other short-term obligations	310,353	316,283
Deferred revenue	109,009	126,111
Current portion of long-term debt	236,558	2,500
Total current liabilities	891,862	667,034
Long-term deferred revenue	73,854	62,962
Other long-term obligations	124,394	72,540
Long-term debt, net	1,025,991	1,271,639
Total liabilities	$2,116,101	$2,074,175

Stockholders’ equity (deficit):
Preferred stock — par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock — par value $0.01; 290,000,000 shares authorized; 139,767,627 and 135,612,217 shares issued and outstanding	1,398	1,356
Additional paid-in capital	6,715,478	6,640,436
Accumulated other comprehensive loss	(24,329)	(22,126)
Accumulated deficit	(5,926,206)	(5,998,790)
Total stockholders’ equity	766,341	620,876
Total liabilities and stockholders’ equity	$2,882,442	$2,695,051

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended October 31,
	2016	2015
Cash flows from operating activities:
Net income	$72,584	$11,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	63,394	55,901
Share-based compensation costs	51,993	55,340
Amortization of intangible assets	78,298	79,866
Provision for inventory excess and obsolescence	33,713	26,846
Provision for warranty	15,483	17,881
Other	25,514	27,373
Changes in assets and liabilities:
Accounts receivable	(26,074)	(37,297)
Inventories	(53,000)	46,898
Prepaid expenses and other	30,047	(46,383)
Accounts payable, accruals and other obligations	7,153	(10,505)
Deferred revenue	(9,585)	34,525
Net cash provided by operating activities	289,520	262,112
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(107,185)	(62,109)
Restricted cash	11	(40)
Purchase of available for sale securities	(365,191)	(245,323)
Proceeds from maturities of available for sale securities	230,612	205,000
Settlement of foreign currency forward contracts, net	(18,506)	24,133
Purchase of cost method investment	(4,000)	(2,000)
Acquisition of business, net of cash acquired	(32,000)	37,212
Net cash used in investing activities	(296,259)	(43,127)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	248,750	—
Payment of long-term debt	(266,116)	(29,867)
Payment of debt and equity issuance costs	(3,987)	(421)
Payment of capital lease obligations	(5,966)	(8,038)
Proceeds from issuance of common stock	23,091	30,275
Net cash used in financing activities	(4,228)	(8,051)
Effect of exchange rate changes on cash and cash equivalents	(2,389)	(6,683)
Net increase in cash and cash equivalents	(13,356)	204,251
Cash and cash equivalents at beginning of fiscal year	790,971	586,720
Cash and cash equivalents at end of fiscal year	$777,615	$790,971
Supplemental disclosure of cash flow information
Cash paid during the fiscal year for interest	$46,897	$40,772
Cash paid during the fiscal year for income taxes, net	$15,268	$10,668
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$15,030	$20,922
Equipment acquired under capital leases	$5,322	$464
Building subject to capital lease	$8,993	$14,939
Construction in progress subject to build-to-suit lease	$39,914	$18,663
Non-cash financing activities
Conversion of 4.0% convertible senior notes, due March 15, 2015 into 8,898,387 shares of common stock	$—	$180,645
Conversion of 8.0% convertible senior notes, due December 15, 2019, assumed from the Cyan acquisition, into 4,589,626 shares of common stock	$—	$117,140
Fair value of shares issued related to acquisition of business	$—	$302,114

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements (unaudited)

	Quarter Ended
	October 31,
	2016	2015
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$318,548	$302,988
Share-based compensation-products	612	589
Share-based compensation-services	557	573
Amortization of intangible assets	4,320	3,438
Fair value adjustment of acquired inventory	—	3,069
Total adjustments related to gross profit	5,489	7,669
Adjusted (non-GAAP) gross profit	$324,037	$310,657
Adjusted (non-GAAP) gross profit percentage	45.2%	44.9%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$258,875	$293,570
Share-based compensation-research and development	3,172	3,850
Share-based compensation-sales and marketing	2,890	4,468
Share-based compensation-general and administrative	2,961	5,860
Share-based compensation-acquisition and integration	—	7,588
Amortization of intangible assets	14,551	36,454
Acquisition and integration costs, excluding share-based compensation	—	14,496
Restructuring costs	2,876	366
Total adjustments related to operating expense	26,450	73,082
Adjusted (non-GAAP) operating expense	$232,425	$220,488

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$59,673	$9,418
Total adjustments related to gross profit	5,489	7,669
Total adjustments related to operating expense	26,450	73,082
Adjusted (non-GAAP) income from operations	91,612	$90,169
Adjusted (non-GAAP) operating margin percentage	12.8%	13.0%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income (loss)	$36,587	$(13,832)
Total adjustments related to gross profit	5,489	7,669
Total adjustments related to operating expense	26,450	73,082
Loss on extinguishment of debt	376	—
Non-cash interest expense	500	362
Adjusted (non-GAAP) net income	$69,402	$67,281

Weighted average basic common shares outstanding	139,741	134,097
Weighted average dilutive potential common shares outstanding[1]	174,496	177,054

Net Income (Loss) per Common Share
GAAP diluted net income (loss) per common share	$0.25	$(0.10)
Adjusted (non-GAAP) diluted net income per common share[2]	$0.44	$0.42

APPENDIX B - Reconciliation of Adjusted (Non- GAAP) Annual Measurements (unaudited)

	Year Ended
	October 31,
	2016	2015
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$1,161,576	$1,075,563
Share-based compensation-products	2,457	2,400
Share-based compensation-services	2,479	2,156
Amortization of intangible assets	16,401	10,039
Fair value adjustment of acquired inventory	—	3,069
Total adjustments related to gross profit	21,337	17,664
Adjusted (non-GAAP) gross profit	$1,182,913	$1,093,227
Adjusted (non-GAAP) gross profit percentage	45.5%	44.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$1,005,407	$975,115
Share-based compensation-research and development	13,870	10,665
Share-based compensation-sales and marketing	15,138	15,539
Share-based compensation-general and administrative	17,342	17,018
Share-based compensation-acquisition and integration	714	7,588
Amortization of intangible assets	61,508	69,511
Acquisition and integration costs, excluding share-based compensation	3,899	17,951
Restructuring costs	4,933	8,626
Settlement of patent litigation	1,200	500
Total adjustments related to operating expense	118,604	147,398
Adjusted (non-GAAP) operating expense	$886,803	$827,717

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$156,169	$100,448
Total adjustments related to gross profit	21,337	17,664
Total adjustments related to operating expense	118,604	147,398
Adjusted (non-GAAP) income from operations	$296,110	$265,510
Adjusted (non-GAAP) operating margin percentage	11.4%	10.9%

Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$72,584	$11,667
Total adjustments related to gross profit	21,337	17,664
Total adjustments related to operating expense	118,604	147,398
Loss on extinguishment of debt	226	—
Non-cash expense associated with the conversion of convertible notes	—	768
Non-cash interest expense	1,881	1,491
Adjusted (non-GAAP) net income	$214,632	$178,988

Weighted average basic common shares outstanding	138,312	118,416
Weighted average dilutive potential common shares outstanding[3]	177,258	163,308

Net Income per Common Share
GAAP diluted net income per common share	$0.51	$0.10
Adjusted (non-GAAP) diluted net income per common share[4]	$1.38	$1.31

1. Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the fourth quarter of fiscal 2016 includes 1.6 million shares underlying certain stock options and restricted stock units, 6.6 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the fourth quarter of fiscal 2015 includes 2.7 million shares underlying certain stock options and restricted stock units, 13.0 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018, 0.7 million shares underlying the 8.0% convertible senior notes, due December 15, 2019 assumed from the Cyan acquisition and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2. The calculation of Adjusted (non-GAAP) diluted net income per common share for the fourth quarter of fiscal 2016 requires adding back interest expense of approximately $0.7 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.9 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the fourth quarter of fiscal 2015 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018, approximately $0.1 million associated with Ciena's 8.0% convertible senior notes, due December 15, 2019 assumed from the Cyan acquisition and approximately $2.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

3. Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for fiscal 2016 includes 1.3 million shares underlying certain stock options and restricted stock units, 11.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for fiscal 2015 includes 1.7 million shares underlying certain stock options and restricted stock units, 3.4 million shares underlying Ciena's 4.0% convertible senior notes (which were paid at maturity during the second quarter of fiscal 2015), 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018, 0.2 million shares underlying Ciena's 8.0% convertible senior notes assumed from the Cyan acquisition, due December 15, 2019, and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

4. The calculation of Adjusted (non-GAAP) diluted net income per common share for fiscal 2016 requires adding back interest expense of approximately $4.8 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $14.3 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $11.4 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for fiscal 2015 requires adding back interest expense of approximately $3.2 million approximately associated with Ciena's 4.0% convertible senior notes (which were paid at maturity during the second quarter of fiscal 2015), approximately $5.5 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $14.3 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018, approximately $0.1 million associated with Ciena's 8.0% convertible senior notes, due December 15, 2019 assumed from the Cyan acquisition and approximately $11.4 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

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The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

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Acquisition and integration costs - consist of financial, legal and accounting advisors, facilities and systems consolidation costs, and severance and other employment-related costs related to our recent acquisitions of Cyan and TeraXion. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

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Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over the expected useful life.

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Fair value adjustment of acquired inventory -  an infrequent charge required by acquisition accounting rules resulting from the required revaluation of inventory acquired from Cyan to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and an increase in cost of goods sold for the period indicated.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

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Settlement of patent litigation - included in general and administrative expense is a $1.2 million patent litigation settlement during the second quarter of fiscal 2016 and a $0.5 million patent litigation settlement during the third quarter of fiscal 2015.

•	Loss on extinguishment of debt - a loss related to certain private repurchases conducted with several holders of Ciena's 0.875% convertible senior notes, due June 15, 2017.

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Non-cash expense associated with the conversion of convertible notes - a non-cash expense related to certain private exchange offers conducted with several holders of Ciena's 4.0% senior convertible notes due March 15, 2015 prior to maturity of such notes.

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Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.